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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   June 7, 2002


                               CD Warehouse, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


         000-21887                                      73-1504999
         ---------                                      ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


900 N. Broadway, Oklahoma City, OK                                       73102
----------------------------------                                       -----
(Address of principal executive offices)                              (Zip Code)

                                 (405) 236-8742
                                 --------------
                  (Registrant's telephone, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Clayton Taylor was appointed as a Director of CD Warehouse, Inc. on May 26, 2002. Mr. Taylor is founder of and serves as the principal of the Taylor Group, a lobbying and consulting firm specializing in business, energy and health issues. The Taylor Group offers various services such as business management and communications consulting, direct lobbying of state and federal legislative and regulatory agencies, community relations, political action committee and campaign management, and marketing and client recruitment and development. Mr. Taylor began his career in Washington, D.C., working on the staffs of five members of the US House of Representatives. Thereafter, Mr. Taylor served 15 years working in corporate management, government relations and public affairs for McDonald's Corporation, Phillips Petroleum Company, Coastal Corporation and Dutch Caribbean. Mr. Taylor is a graduate of Oklahoma State University with a B.S. in Business Administration.

     Ken Sarachan was appointed as a Director of CD Warehouse, Inc. on May 7, 2002. Subsequently, Mr. Sarachan declined such appointment as a Director.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CD WAREHOUSE, INC.
                                           (Registrant)


Date:   June 7, 2002                   By: /s/ Christopher M. Salyer
                                          --------------------------------------
                                           Christopher M. Salyer,
                                           President and Chief Executive Officer